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                                                                    EXHIBIT 10.6

                                   AGREEMENT
                                   ---------

     This Agreement is made and effective as of November 20, 1997, between Gas City, Ltd. ("Supplier") and Empress Casino Joliet Corporation ("Company").

                                   RECITALS
                                   --------

     WHEREAS, the Company operates a riverboat casino facility and desires to purchase from the Supplier fuel and gasoline (the "Fuel") for the operation of its riverboats; and

     WHEREAS, the Supplier desires to supply such Fuel on the terms and conditions specified below

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENT
                                   ---------

1. Purchase of Fuel. The Supplier shall sell to the Company, and the Company shall buy from the Supplier, Fuel for use by the Company's riverboats. The price, excluding the cost of Fuel, shall be .0305 per gallon which includes the freight charge, pump charge and mark up. In addition, the Company shall pay the Supplier its cost of Fuel obtained from the Supplier on the date of delivery based upon the Chicago rack price per gallon paid on the date the fuel was obtained. Upon delivery, the Supplier shall present the Company with an invoice setting for the quantity of Fuel delivered, the date of delivery, the price per gallon and the total price payable to the Supplier. Payment terms for such invoices shall be the standard terms of the Supplier. In the event that the Supplier offers to a third party prices more favorable that the prices charged to the Company, the Supplier shall make available such prices to the Company. The Supplier warrants and agrees that under no circumstances shall the prices charged by it to the Company exceed the fair market value for the Fuel and further agrees to reimburse the Company for any amounts by which the actual prices paid by the Company exceed the fair market value for the Fuel.

2. Term and Termination. This Agreement shall be effective as of November 20, 1997, and shall continue in force until such time as it is terminated by either party. Either party may terminate this Agreement for any reason upon written notice to the other party.

3. Not Exclusive. The Company shall not have any obligation to purchase any Fuel from the Supplier and shall be free to purchase Fuel through other suppliers as the Company in its sole discretion deems appropriate.

4. Independent Contractor. This Agreement shall not be construed as creating a partnership or joint venture between the parties, and neither party shall be liable for any debts or obligations of the other party. Neither party shall in any way be considered as being an agent or
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     representative of the other party in any dealings with any third party, and neither party may act for, or bind, the other party in any such dealings.

5. Compliance with Laws. The Supplier shall comply with and abide by any federal, state and municipal laws, ordinances and determinations pertaining to its sale and delivery of the Fuel to the Company, including, without limitation, the Illinois Riverboat Gambling Act and the regulations promulgated thereunder (collectively, "Law"). If Supplier receives any notice of a violation of any Law, it shall promptly notify the Company in writing and furnish copies of such notice to the Company.

6. Miscellaneous. This Agreement may not be assigned by either party without the written consent of the other party. This is the entire agreement between the parties with respect to the subject matter contained in this Agreement and shall replace and supersede all prior oral and written agreements between the parties. This Agreement shall be governed by the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GAS CITY, LTD.                   EMPRESS CASINO JOLIET CORPORATION


By: /s/ David F. Fendrick        By:  /s/ David F. Fendrick
    ---------------------------       ---------------------------

Its:         V.P.                Its:         V.P./GM
    ___________________________      ____________________________


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